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                                                                    Exhibit 99.1


          CBL & ASSOCIATES PROPERTIES, INC. DIVIDEND REINVESTMENT PLAN

      To participate in the CBL & Associates Properties, Inc. Dividend Reinvestment Plan (the "Plan"), as described in the accompanying Prospectus, please fill out this Authorization Card and return it in the envelope provided. Indicate your Plan preference by checking one of the boxes on the reverse side.

FULL DIVIDEND REINVESTMENT -- All cash dividends on all shares of Common Stock now or hereafter registered in your name will be reinvested in additional shares of Common Stock at a purchase price of 95% of the current market price (as defined in the Plan). You may also purchase additional shares of Common Stock at 100% of the current market price by making optional cash investments of not less than $100 per payment or more than $5,000 per quarter (which amount is noncumulative from quarter to quarter). Dividends on all full and fractional shares credited to your Plan account will be fully invested in additional shares of Common Stock.

PARTIAL DIVIDEND REINVESTMENT -- Cash dividends on only that number of shares of Common Stock registered in your name which are designated in the appropriate space on the reverse side of this card will be reinvested in additional shares of Common Stock at a purchase price of 95% of the current market price. You will receive cash dividends on the remaining shares in your name. You may also purchase additional shares of Common Stock at 100% of the current market price by making optional cash investments of not less than $100 per payment or more than $5,000 per quarter (which amount is noncumulative from quarter to quarter). Dividends on all full and fractional shares credited to your Plan account will be fully reinvested in additional shares of Common Stock.

OPTIONAL CASH INVESTMENTS ONLY -- You are eligible to purchase additional shares of Common Stock at 100% of the current market price by making optional cash investments of not less than $100 per payment or more than $5,000 per quarter (which amount is noncumulative from quarter to quarter). You will continue to receive all cash dividends on shares of Common Stock registered in your name. Dividends on all full and fractional shares credited to your Plan account will be fully reinvested in additional shares of Common Stock.

      Your participation in the Plan is subject to the terms set forth in the accompanying Prospectus. You may terminate participation in the Plan by written notice to SunTrust Bank, Dividend Reinvestment Plan, Mail Code 258, P.O. Box 4625, Atlanta, Georgia 30302, or, if a street address is required for the mail delivery, to SunTrust Bank, 58 Edgewood Ave., Room 225, Atlanta, Georgia 30303.

      DO NOT RETURN THIS FORM UNLESS YOU INTEND TO PARTICIPATE IN THE PLAN SINCE THIS FORM AUTHORIZES SUNTRUST BANK TO ENROLL YOUR ACCOUNT IN THE PLAN. IF THE CARD IS SIGNED BUT NO BOX CHECKED, YOU WILL BE ENROLLED UNDER THE FULL DIVIDEND REINVESTMENT OPTION.


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CBL & ASSOCIATES PROPERTIES, INC.                                  |__      0001
I hereby appoint SunTrust Bank as my Agent under      DIVIDEND REINVESTMENT PLAN
the terms and conditions of the CBL & Associates              AUTHORIZATION FORM
Properties, Inc. Dividend Reinvestment Plan as set forth in the accompanying Prospectus acceptance of which is hereby acknowledged.

Please enroll my account on the CBL & Associates
Properties, Inc. Dividend Reinvestment Plan as indicated on this card.

Check One Box Only

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
  FULL DIVIDEND REINVESTMENT              PARTIAL DIVIDEND REINVESTMENT                  OPTIONAL CASH INVESTMENTS ONLY
|_|  I wish to reinvest all dividends   |_|  I wish to reinvest dividends on only      |_|  I wish to make optional cash
     on all shares of Common Stock           _____ shares registered in my name. I          investments under the Plan and
     now or hereafter registered in my       understand that subsequent dividends on        understand that subsequent dividends
     name. I may also make optional          all shares credited to my Plan account         on all shares credited to my Plan
     cash investments.                       will automatically be reinvested. I may        account will automatically be
                                             also make additional cash investments.         reinvested.

                                                                                  My initial cash investment of $ ______is enclosed.
                                                                                  Check or money order should be made payable to the
                                                                                  SunTrust Bank. Do not send cash.

                                                                                  __________________________________________________
                                                                                           Signature of Registered Owner(s)

                                                                                  __________________________________________________
                                                                                           Signature of Registered Owner(s)

                                                                                  __________________________________________20______
                                                                                                    Date
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